UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 12, 2012

MEDPRO SAFETY PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52077	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

145 Rose Street

Lexington, KY 40507

(Address of Principal Executive Offices) (Zip Code)

(859) 225-5375

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 12, 2012, MedPro Safety Products, Inc. (“MedPro” or the “Company”) entered into a Series D Senior Secured Promissory Note (the “Series D Note”) that provides for a $4,235,000 senior secured line of credit (the “Credit Line”) to be funded by Vision Opportunity Master Fund, Ltd. (“VOMF” or the “Noteholder”) or its affiliates (who, together with VOMF, are referred to as “Vision”).

MedPro may make periodic drawdowns in specific amounts totaling $4,235,000 through August 31, 2013, provided that any conditions to funding have been satisfied prior to any specific drawdown and that no event of default is then in effect.

The outstanding principal amount borrowed pursuant to the Credit Line will bear interest at a rate of 10% per annum, payable on the maturity date, which is December 31, 2013.

The Series D Note permits the Company to enter into one or more additional senior secured promissory notes (in substantially the same form as the Series D Note) in an aggregate principal amount of not more than $1.8 million with other investors reasonably acceptable to Vision. If additional lenders participate in the Credit Line, the Company would be able to draw up to $6,035,000 through August 31, 2013.

In consideration for entering into the Series D Note, the Company agreed to issue Vision up to 124,725 shares of new Series D Convertible Preferred Stock (“Series D Preferred Stock”). Shares of Series D Preferred Stock (“Series D Shares”) will be issued in conjunction with each draw down, and additional shares could be issued if additional lenders participate in the Credit Line. The Series D Preferred Stock has a $50.00 per share liquidation preference that is senior to the Company’s other series of preferred stock and its common stock.

The Series D Note and the Series D Preferred Stock are described in greater detail below.

Series D Senior Secured Promissory Note

Funding Schedule

Vision’s lending commitment as Noteholder pursuant to the Series D Note, totals $4,235,000, subject to the satisfaction of the conditions to funding. MedPro made an initial $727,000 draw on September 12, 2012. Thereafter, the Company may make drawdowns on the last day of each calendar month through August 31, 2013, in the specific monthly amounts set forth in the funding schedule attached to the Series D Note. As a condition to each draw, MedPro must certify that as of the applicable funding date, (i) no Event of Default is or will be in effect, (ii) the Company has complied and is in compliance with all affirmative covenants set forth in the Series D Note, and (iii) the representations and warranties of the Company are true and correct in all material respects. The Company must also provide any other documentation reasonably requested by the Noteholder.

Interest; Maturity Date

The outstanding principal amount borrowed pursuant to the Series D Note will bear interest at a rate of 10% per annum. The outstanding principal amount of, and all accrued and unpaid interest on, the Series D Note becomes due and payable on the maturity date, which is December 31, 2013.

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Additional Financing

If the Company enters into new equity financing (an “Additional Financing”) before December 31, 2013, then the Company will have the right to cancel all remaining borrowings under the funding schedule of all of the Series D Notes. Any Additional Financing must be (i) made on terms no less favorable to the Company than those set forth in the Series D Note, and (ii) in an aggregate amount which equals or exceeds the amount of the aggregate amount of funding available under all Series D Notes at the time of the closing of such Additional Financing, plus $500,000.

If the Company elects to cancel all remaining borrowings, then the Noteholder will have the right, at its sole discretion, to invest up to an amount equal to amount of the funding that was available under the Series D Note before cancellation on the same terms and conditions as the other investors in such Additional Financing.

In addition, if the Company enters into an Additional Financing, and the proceeds to the Company from the Additional Financing equal or exceed the amount of funding then available under the Series D Note plus $2.0 million, then unless the Company has exercised its right to cancel all remaining borrowings, the Noteholder will have the right to reduce the amount of funding that remains available under the Series D Note by 50% (by reducing each loan contemplated in the funding schedule thereafter by 50%). If the Noteholder elects to reduce the amount of available funding in this manner, then the amounts of Series D Shares that the Company would be required to issue to the Noteholder in connection with each such loan (as described below) will also be reduced by 50%.

Issuance of Series D Shares

In consideration of each loan made on a funding date and for no additional consideration, the Company will issue to the Noteholder a number of Series D Shares equal to the product of (i) the aggregate amount borrowed by the Company from the Noteholder on the applicable funding date, and (ii) 0.0225.

In addition, unless the Series D Note is canceled as the result of an Additional Financing before the applicable funding date (in which event no additional Series D Shares will be granted), VOMF will have the right to receive the following number of Series D Shares on the following dates without regard as to whether the VOMF lends any amounts as of such date:

Date	Series D Shares Granted
September 12, 2012	7,500
October 31, 2012	11,250
December 31, 2012	11,250

The rights and preferences of the Series D Shares are described under “Series D Preferred Stock” below.

Prepayment

The Company may prepay the Credit Line, in whole or in part at any time or from time to time, without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment upon ten days prior written notice to the Noteholder. Prepayments must be made in minimum increments of $100,000. Any prepayments will not affect the Company’s rights to borrow amounts under the Series D Note in accordance with the funding schedule, and no amount so prepaid will be available for borrowing by the Company thereafter. Nor will any prepayments affect the Series D Shares previously issued by the Company to the Noteholder. The Company must make any prepayments to all holders of Series D Notes pro rata in accordance with the relative principal amounts of such Series D Notes.

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Collateral

The Company granted a security interest to VOMF, in its capacity as Collateral Agent for the holders of Series D Notes (the “Noteholder Group”) all of Company’s rights, title and interest in all of its tangible and intangible assets except for assets that the Company has either pledged to secure its obligations under the MedPro Investments Senior Secured 14% Notes due 2016 (“14% Senior Notes”), or with respect to which the Company is not permitted to grant security interests pursuant to covenants in the agreements and documents governing the 14% Senior Notes. The excluded assets include the equity interests of the Company's subsidiary MedPro Investments, LLC, which have been pledged to secure the Company’s obligations under the 14% Senior Notes, the Company’s interests in its Premium Safety Needle System and its Premium Winged Safety Blood Collection Set, the intellectual property rights related to those products, and the rights to receive royalty payments and other related rights pursuant the manufacturing agreement with the distributor of those products. The Collateral is specifically identified on Schedule II to the Series D Note.

As described under “Remedies upon an Event of Default” below, upon an Event of Default, the Collateral Agent, on behalf of the Noteholder Group, will have all the rights and remedies of a secured party provided by New York law.

Events of Default

Each of the following events constitutes an “Event of Default” under the Series D Note:

(a)	the outstanding principal amount borrowed pursuant to the Series D Note and/or any interest accrued thereon is not paid when due;

(b)	subject to the following section c), the Company breaches any of its covenants, agreements or other obligations hereunder (including, without limitation, the affirmative covenants described below) or set forth in or otherwise applicable to the Certificate of Designation for the Series D Shares, and such breach is not cured within 30 days after notice from the Noteholder (if capable of being cured);

(c)	the Company breaches any of its negative covenants described below related to transfers of its assets, granting liens on its asets, or transactions with related parties;

(d)	the occurrence of an event of default under the Series D Note of any other lender;

(e)	any representation or warranty of the Company made in the Series D Note or in any funding notice being false or incorrect when made in any material respect;

(f)	the Company or any of its subsidiaries:

•	breaches any of their respective obligations under any material agreement to which the Company or any subsidiary is a party, the effect of which breach results in damages and/or losses to the Company and/or the subsidiary in excess of $250,000; or

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•	defaults in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or the subsidiary involving the borrowing of money or extension of credit in excess of $250,000, or a default occurs in the performance or observance of any obligation or condition with respect to such indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness, or such default continues unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity;

(g)	any judgment or order for the payment of money in excess of $250,000 is rendered against the Company or any of its subsidiaries and will not be covered by insurance;

(h)	upon a Change of Control of the Company (other than if such Change of Control occurs solely by virtue of a sale by VOMF and/or its affiliates of their equity of the Company (unless substantially all of the outstanding equity of the Company is sold in such transaction));

(i)	a court enters a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any subsidiary or for any substantial part of the property of the Company or any subsidiary or ordering the winding up or liquidation of the affairs of the Company or any subsidiary, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(j)	the Company or any of its subsidiaries commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any subsidiary or for any substantial part of the property of the Company or any subsidiary, or the Company or any subsidiary makes any general assignment for the benefit of creditors.

The Series D Note defines a “Change of Control” as any transaction or series of related transactions (including any reorganization, merger, consolidation, sale of assets or sale of stock) that will result in:

•	the sale of all or substantially all of the assets of the Company,

•	a change in ownership of 50% or more of the Company’s then outstanding capital stock, in one or a series of transactions occurring within a period of six months, or more than 50% of the existing board of directors of the Company are replaced and the replacement directors are not reasonably acceptable to VOMF, or

•	a consolidation or merger of the Company with or into any other entity (or other corporate reorganization) immediately after which the shareholders of the Company hold less than 50% of the voting power of the surviving entity.

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Remedies upon an Event of Default

Upon the occurrence and during the continuance of an Event of Default, the holders of a majority of principal amount of the Series D Notes then outstanding (the “Majority Noteholders”), in their sole discretion, without notice of their election and without demand, may take any one or more of the following actions:

•	declare all obligations of the Company under the Series D Note immediately due and payable (provided that upon the occurrence of an Event of Default described in i) or j) above, all such obligations will become immediately due and payable without any action by the Majority Noteholders);

•	cease making any loans, advancing money or extending credit to or for the benefit of Company under the Series D Note;

•	settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that the Majority Noteholders reasonably consider advisable;

•	make such payments and do such acts as the the Majority Noteholders consider necessary or reasonable to protect their security interest in the Collateral;

•	set off and apply to the obligations of the Company any and all (a) balances and deposits of the Company held by the Noteholder, or (b) indebtedness at any time owing to or for the credit or the account of the Company held by the Noteholder;

•	ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Collateral Agent is granted a license or other right to use, without charge, the Company’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Collateral Agent’s exercise of its rights, the Company’s rights under all licenses and all franchise agreements will inure to the Collateral Agent’s benefit;

•	dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company’s premises) as the Majority Noteholders determine is commercially reasonable, and apply any proceeds to the obligations of the Company under the Series D Note in whatever manner or order the Majority Noteholders deem appropriate;

•	the Collateral Agent may credit bid and purchase any Collateral at any public sale; and

•	any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Company and any surplus will be paid immediately to the Company.

Affirmative Covenants

In the Series D Note, the Company has made the following affirmative covenants, which will remain in effect for so long as any amounts under the Notes remain unpaid, unless otherwise consented to by the Majority Noteholders.

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•	the Company will (and will cause each subsidiary to) maintain its existence and authority to conduct its business as presently contemplated to be conducted, comply in all material respects with all applicable laws, rules, regulations and orders, and pay all applicable taxes as they come due;

•	the Company will keep, and cause each subsidiary to keep, adequate records and books of account in accordance with GAAP, and will timely file all reports required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the Company will not terminate its status as an issuer required to file reports under that Act;

•	the Company will operate in accordance with a detailed monthly budget approved by the Company’s board of directors and VOMF, will use the net proceeds from the Series D Notes in the manner contemplated in the budget, and will provide VOMF with monthly reconciliations of its spending as compared to the budget which will provide for an aggregate adverse variance on the total amount expended of not more than 5% in the aggregate from September 1, 2012 through each month-end (unless otherwise consented to by the Majority Noteholders);

•	if the Company (a) does not enter into a definitive agreement with respect to an additional equity funding of at least $10 million prior to November 30, 2012, and (b) does not receive such funds prior to December 31, 2012, then the Company will implement a strategic alternative process to be agreed to by the parties.

•	at any time that an Event of Default has occurred and is continuing, the Majority Noteholders will have a right to audit the Company’s accounts and appraise the Collateral;

•	the Company will (and will cause each subsidiary to) maintain insurance in such amounts and against such risks as are customary to businesses similar to the Company’s, will keep the Collateral insured against loss or damage by fire, theft, explosion and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners of similar businesses, and will make all filings that are necessary or reasonably requested by the Majority Noteholders, in connection with the perfection of the Noteholder Group’s security interest in the Collateral.

Negative Covenants

The Company has also agreed not to take (and to cause each subsidiary not to take) any of the following actions without the consent of the Majority Noteholders for so long as any amounts under the Notes remains unpaid, except as is otherwise necessary for the Company to comply with the terms of agreements and other instruments governing the 14% Senior Notes:

•	sell, transfer or otherwise dispose of any of its properties, assets and/or rights including, without limitation, its intellectual property, to any person,

•	grant, create, incur, assume or suffer to exist any lien, encumbrance, charge or other security interest senior or pari passu to the Series D Notes upon any of its property, assets or revenues, whether now owned or hereafter acquired including, without limitation, the Collateral, other than in connection with automation equipment leases entered into in the ordinary course of the Company’s business, or

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•	any action which could reasonably be expected to have a material adverse effect on the value or marketability of the Collateral or the priority of VOMF’s lien on the Collateral; provided, however, that the Company may grant licenses, exclusivity arrangements, technology access or sharing rights, and other similar rights to its products and the Intellectual Property Rights related thereto in connection with bona fide commercial transactions with customers, suppliers, strategic partners or other similar counterparties entered into in the ordinary course of the Company’s business;

•	except with respect to the transactions contemplated by the Series D Note, become a party to any transactions which exceed, individually or in the aggregate, $50,000 with any person who is an affiliate of the Company or any subsidiary, except transactions in the ordinary course of business that are upon fair and reasonable terms that are fully disclosed to VOMF and are no less favorable to the Company or such subsidiary than would be obtained in a comparable arm’s length transaction with a person who is not an affiliate;

•	enter into any agreement the terms of which would restrict or impair the right or ability of the Company or any subsidiary to perform its obligations under the Series D Notes;

•	incur any indebtedness that is senior or pari passu in right of payment to the Series D Notes, other than in connection with automation equipment leases entered into in the ordinary course of the Company’s business; and

•	liquidate or dissolve or instruct or grant resolutions to any liquidator of the Company or any subsidiary.

Transfers

The Company may not transfer or assign the Series D Note nor any right or obligation thereunder to any person or entity without the prior written consent of the Majority Noteholders. VOMF may freely transfer, assign or pledge in whole or in part the Series D Note without the prior consent of the Company, provided that any such transfer, assignment or pledge complies with applicable federal and state securities laws.

******

The foregoing summary of the material terms and conditions of the Series D Note is subject to the Series D Senior Secured Promissory Note, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

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Series D Preferred Stock

The following is a summary of the material rights, preferences, privileges, and restrictions of the Series D Preferred Stock.

Designation	The board of directors has designated 220,000 shares of the Company’s preferred stock, par value $0.01 per share, as a new series of preferred stock of the Company named “Series D Convertible Preferred Stock.”

Ranking

The Series D Preferred Stock ranks senior as to liquidation rights and certain other matters set forth in the certificate of designation of the Series D Preferred Stock to the Company’s three other series of preferred stock — Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock — and the Company’s common stock.

The Series D Preferred Stock is subordinate and ranks junior to all current and future outstanding indebtedness of the Company.

Liquidation Rights	Upon liquidation, dissolution or winding up of the Company, the holder of Series D Stock is entitled to a liquidation preference of $50.00 per share plus any accrued and unpaid dividends, prior to any amounts being paid on MedPro common stock or any junior stock. If MedPro's assets are not sufficient to pay in full the liquidation preference, then all of the assets will be distributed pro rata among the holders of the Series D Preferred Stock.

Dividend Rights

The Series D Preferred Stock ranks junior to the Series A Preferred Stock with respect to the payment of dividends.

If declared by the Company, dividends on the Series D Preferred Stock will be paid on a pro rata basis with the Series B Preferred Stock, the Series C Preferred Stock, the common stock and all other equity securities of the Company ranking pari passu with the common stock as to the payment of dividends.

Voting Rights	Holders of Series D Preferred Stock have no voting rights except in the limited circumstances outlined below:

So long as there are 10,000 shares of Series D Preferred Stock outstanding, the affirmative vote of 51% of the Series A Preferred Stock is required for MedPro to take the following actions:
• authorize the issuance of a series of stock ranking equal or senior to the Series D Preferred Stock with respect to dividends, the distribution of assets on liquidation, dissolution, and winding up.

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• amend provisions of the Series D Preferred Stock that will adversely affect any rights of the Series D Preferred Stock.

• repurchase, redeem, or pay dividends on shares of common stock other than the Series A Preferred Stock and de minimus repurchases or contractual redemption obligations.

• amend the articles of incorporation or bylaws to materially and adversely affect the rights of Series D Preferred Stock.

• make any unauthorized distribution to the holders of stock junior to the Series D Preferred Stock.

• reclassify the Company’s outstanding securities in a way that adversely affects Series D Preferred Stock rights.

• voluntarily file for bankruptcy, liquidate assets or make an assignment for the benefit of MedPro's creditors.

• discontinue involvement in the business of commercializing medical devices.

• incur aggregate indebtedness (excluding indebtedness existing as of immediately following the date of the initial issuance of the Series D Preferred Stock) in excess of $250,000, other than any indebtedness relating to equipment leases entered into by the Company in the ordinary course of its business.

Conversion Rights	Shares of Series D Preferred Stock shares are convertible into shares of common stock at any time, in whole or in part, at the option of the holder thereof; provided that no fewer than 10,000 shares may be converted at any one conversion unless the holder owns fewer than 10,000 shares.

For each share of Series D Preferred Stock converted, the holder will be entitled to receive a number of shares of common stock equal to the quotient of, (1) $50.00 (the liquidation preference amount), divided by (2) the conversion price in effect as of the date of the delivery of the holder's notice of election to convert.

The conversion price is initially $3.00 per share, but is subject to adjustment in the event of stock splits, stock dividends, distributions, reclassifications or reorganizations.

In addition, if the Company issues additional shares of common stock or securities convertible into, or exchangeable for, common stock, in either case at a price per common share less than the conversion price then in effect, then the conversion price will be adjusted to the lower issuance price.

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The Company is not required to make any adjustment to the conversion price in the event of any of the following:

•     the issuance of securities (other than for cash) in connection with a merger, acquisition, or consolidation,

•     the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Note Agreement or issued pursuant to the Note Agreement (so long as the conversion or exercise price of such securities is not amended to lower such price and/or adversely affect the holders of Series D Preferred Stock),

•     the issuance of common stock and stock-based awards granted pursuant to the MedPro Safety Products, Inc. 2008 Stock and Incentive Compensation Plan,

•     the issuance of common stock pursuant to the Company’s Technology Development and Option Agreement with SGPF, LLC, or

•     the issuance of common stock in connection with any future strategic acquisitions approved by the holders of at least 51% of the then outstanding shares of the Series D Preferred Stock.

Buy-In Rights	If, upon receipt of a notice of conversion, the Company fails to transmit to the holder of Series D Preferred Stock, certificates representing the shares of common stock issuable upon conversion, and the holder is required to purchase shares of common stock to deliver in satisfaction of a sale of the shares to have been issued upon the conversion, then the Company must pay the holder in cash the amount by which the holder's total purchase price for the common stock exceeds the amount obtained by multiplying (1) the number of shares of common stock issuable upon conversion of the Series D Preferred Stock that the Company was required to deliver times, by (2) the price at which the sell order giving rise to such purchase obligation was executed. In addition, at the option of the holder, the Company must either reinstate the shares of Series D Preferred Stock and the equivalent number of shares of common stock or deliver to the holder the number of shares of common stock that would have been issued if the Company has timely complied with its conversion and delivery obligations.

Participation Rights

If at any time following the date of the initial issuance of Series D Preferred Stock the Company proposes to sell or issue for consideration any of its equity securities to any person (an “Acquiror”), each holder of Series D Preferred Stock will be entitled to purchase or be issued additional equity securities on the same terms and for the same consideration as the Acquiror.

This Participation Right will not reduce the amount of equity securities the Company can sell or issue to the Acquiror. Rather, it will entitle each holder of Series D Preferred Stock to acquire, and require the Company to issue, up to an amount of equity securities as will allow each holder to maintain its relative ownership interest in the Company on a fully diluted basis.

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All equity securities of the Company directly or indirectly owned by a holder of Series D Preferred Stock (including any equity securities owned by affiliates of such holder) on a fully diluted and as-converted, exchanged or exercised basis will be included in making the pro-rata calculation with respect to that holder.

Notwithstanding the foregoing, the Participation Right will not apply to any offering for the sole purpose of issuing equity securities:

•     to directors, officers, employees, consultants, advisors or other service providers of the Company,

•     pursuant to the conversion or exercise of convertible or exercisable securities,

•     in connection with a bona fide acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise which is otherwise permitted hereunder,

•     in connection with any stock split, stock dividend, recapitalization, reclassification or similar event,

•     pursuant to the Company’s Technology Development and Option Agreement with SGPF, LLC, as amended, and

•     the issuance of common stock issued in connection with any future strategic acquisitions approved by the holders of at least 51% of the then outstanding shares of the Series D Preferred Stock.

Redemption by the Company at the Option of the Holder	Beginning 18 months following the date of initial issuance date, the holders of at least 51% of the shares of the Series D Preferred Stock then outstanding at such time will have the right to at any time, upon receipt of notice by such holders, to require the Company to redeem all (or such portion as is described in the redemption notice) of such holder’s shares of Series D Preferred Stock at a price per share of Series D Preferred Stock equal to the $50.00 per share liquidation preference amount, plus any accrued but unpaid dividends thereon. The Company is obligated to pay, in cash, all amounts required in such an event not less than 30 calendar days following the Company’s receipt of such notice.

Restriction on Issuance of Stock	The affirmative vote of 51% of the outstanding shares of Series D Preferred Stock is required to issue shares of the Series D Preferred Stock other than as contemplated by the Series D Note.

Vote to Change Terms	The affirmative vote of 51% of the outstanding shares of Series D Preferred Stock is required to change the certificate of designation or the articles of incorporation in a manner that alters the rights of the Series D Preferred Stock.

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Registration Rights

The Company and Vision have agreed to amend the September 5, 2007 registration rights agreement between the Company’s predecessor and VOMF to provide certain customary demand and piggyback registration rights with respect to the shares of the Company’s common stock upon conversion of the Series D Preferred Stock.

The foregoing summary of the material terms and conditions of the Series D Preferred Stock is subject to the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On September 13, 2012, the Company issued 23,858 shares of Series D Preferred Stock to VOMF upon making an initial draw of $727,000 on the Note. The transaction was exempt from securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the extension of credit by Vision Opportunity Master Fund, Ltd. (“VOMF”), the Company agreed to amend the Certificate of Designations for the Series A Convertible Preferred Stock (“Series A Preferred”) promptly to provide that VOMF and Vision Capital Advantage Fund, Ltd (“VCAF”), and the other holders of Series A Preferred will be entitled to vote with the holders of Common Stock on all matters submitted for the vote or consent of the Corporation's stockholders, except in cases where the holders of shares of Series A Preferred are entitled to vote separately as a class as required by law or by the Company’s Articles of Incorporation. With respect to such general voting rights, each holder of Series A Preferred will be entitled to cast that number of votes per share of Series A Preferred as is equal to the number of shares of Common Stock into which one share of Series A Preferred would be convertible on the record date for determining the shareholders entitled to receive notice of, and to vote on any matter submitted for action by the Corporation's stockholders. The parties agreed to use all reasonable efforts to cause the amendment to become effective by September 21, 2012. The table in Item 5.01 shows the relative voting power of the Series A Preferred Stock upon the effectiveness of the amendment.

Item 5.01 Changes in Control of Registrant

On September 12, 2012, Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, Ltd (“VCAF”), the two holders of the Company’s Series B Preferred Stock and Series C Preferred Stock, delivered a waiver notice to the Company to waive the Section 7 of the certificates of designation for MedPro’s Series B Preferred Stock and Series C Preferred Stock, respectively. Section 7 of each certificate of designation provides a holder may not convert Series B Preferred Stock or Series C Preferred Stock into Common Stock if the number of shares of Common Stock to be issued upon conversion would result in such holder and its affiliates beneficially owning, in the aggregate, more than 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time. This restriction on conversion may be terminated, however, if the holder of Series B Preferred Stock or Series C Preferred Stock provides the Company with 61 days notice that the holder would like to waive Section 7. VOMF and VCAF have also advised the Company of their intent to convert the Series B Preferred Stock and the Series C Preferred Stock into Common Stock after the expiration of the 61 day period.

Following the conversion of the Series B Preferred Stock and the Series C Preferred Stock into Common Stock, and the amendment of the certificate of designation for MedPro’s Series A Preferred Stock to provide general voting rights as described in Item 3.03 above, VOMF and VCAF together will own approximately 68.4% of the outstanding shares of our common stock, and shares possessing approximately 72.3% of the voting power of the Company’s outstanding capital stock, as shown in the table below. Accordingly, VOMF and VCAF will have sufficient voting power to exercise control over our business and affairs and will be able to determine the outcome of any matter submitted to a vote of our shareholders, including the election and removal of our entire board of directors, any amendment of our articles of incorporation (including any amendment that changes the rights of our common stock) and any merger, consolidation or sale of all or substantially all of our assets.

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The following table shows as of August 31, 2012, the number of shares of common stock that would be held by each of the groups listed below assuming that all outstanding shares of our Series B Preferred Stock and the Series C Preferred Stock are converted into common stock and the impact of the rights of the holders of our Series A Preferred Stock to vote on a common-equivalent basis:

•	our directors and officers as a group,
•	our other common shareholders,
•	VOMF and VCAF, and
•	our other preferred shareholders.

Shareholder	Common Shares	Percentage of Common Stock	Series A Preferred Shares(1)	Percentage of Total Voting Power

VOMF	18,395,799	53.2%	4,751,079	56.2%
VCAF	5,234,316	15.2%	1,404,209	16.1%
Directors and executive officers of MedPro	5,747,040	16.6%	—	13.9%
Other Series A Preferred Stockholders	—	—%	512,941	1.2%
Non-affiliate shareholders	5,193,746	15.0%	—	12.6%

TOTAL	34,570,901	100.0%	6,668,229	100.0%

(1)	Series A Preferred Stock votes on an as converted basis with the common stock. Each share of Series A Preferred Stock is currently convertible into 1 share of common stock, subject to adjustment.

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Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series D Convertible Preferred Stock

10.1	Series D Senior Secured Promissory Note dated September 12, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Dated: September 18, 2012	By:	/s/ Marc T. Ray
Marc T. Ray
Vice President - Finance and Chief Financial Officer

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